UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 31, 2017

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, we amended, effective as of January 1, 2017, our employment letter agreement with each of Jeff Cordes, our President and Chief Executive Officer, and William Aisenberg, our Executive Vice President and Chief Financial Officer, to:

·	Provide, in the event that within 9 months following a sale of our company (as defined in the amendment) we terminate the executive’s employment without cause or the executive terminates his employment for good reason (each as defined in the amendment), for (1) a lump sum payment of two times the executive’s then-current base salary, and (2) continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), until the earliest of a period of 24 months, the date the executive becomes eligible for coverage under a health, dental or vision insurance plan of a subsequent employer, and the date the executive ceases to be eligible for COBRA coverage; and
·	Provide that the laws of Texas will govern.

On January 31, 2017, we also amended, effective as of January 1, 2017, our Proprietary Information and Inventions Agreement with each Messrs. Cordes and Aisenberg to:

·	Provide for a covenant not to compete for all periods after the executive’s employment with our company in connection with, or during which, the executive receives severance compensation; and
·	Provide that the laws of Texas will govern.

The amendments were approved by the Compensation Committee of our Board of Directors. The form of the amendment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Form of First Amendment to Employment Letter Agreement and Employee Proprietary Information and Inventions Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: February 3, 2017

By: /s/ William Aisenberg

William Aisenberg

Executive Vice President & Chief Financial Officer